UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On March 31, 2009, Trident Microsystems, Inc. (the “Company”) issued a press release announcing that it has entered into a definitive agreement with Micronas Semiconductor Holding AG (SIX Swiss Exchange: MASN) to acquire selected assets of the frame rate converter (FRC), demodulator and audio product lines of Micronas’ Consumer Division. In such press release, filed as an exhibit to the Company’s current report on Form 8-K filed on April 1, 2009, the Company included the following preliminary information concerning its third fiscal quarter ended March 31, 2009:
     “Financial Outlook for the Quarter Ending March 31, 2009
     With respect to the quarter ending March 31, 2009, and subject to Trident’s closing procedures, Trident expects to report net revenue of $6 to $7 million. Closing balances of cash and cash equivalents are expected to be approximately $200 million.”
     Attached as Exhibit 99.1 is the text of the information provided by the Company on its investor conference call held on April 1, 2009 that relates to its financial results for the quarter ending March 31, 2009.
     The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Portion of Final Transcript of Investor Conference Call Held April 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 2, 2009

TRIDENT MICROSYSTEMS, INC.
/s/ Pete J. Mangan
Pete J. Mangan
Senior Vice President and Chief Financial Officer